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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements Nos. 333-33056, 333-52346, and 333-98219 on Form S-8 of Edwards Lifesciences Corporation of our report dated June 23, 2011, relating to our audits of the financial statements and supplemental schedule of the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan, which appear in this Annual Report on Form 11-K for the year ended December 31, 2010.

/s/ HEIN & ASSOCIATES LLP Irvine, California
June 23, 2011

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  Exhibit 23